Exhibit 10.5

AMENDMENT TO
WACKENHUT CORRECTIONS CORPORATION
SENIOR OFFICER RETIREMENT PLAN

     WHEREAS, Wackenhut Corrections Corporation, n/k/a The Geo Group, Inc., a Florida corporation, (the “Corporation”) previously adopted the Wackenhut Corrections Corporation Senior Officer Retirement Plan (the “Plan”); and

     WHEREAS, the Corporation reserved the right to amend the Plan at any time.

     NOW, THEREFORE, the Plan is amended as follows:

     1. Section 1.1 is hereby amended by deleting the text therein and replacing it with the following text:

“1.1 GEO. The Geo Group, Inc., a Florida corporation.

     2. Section 1.2 is hereby amended by deleting the text therein and replacing it with the following text:

“1.2 Employer. GEO.

     3. All references to “WCC” in the Plan not otherwise amended pursuant to 1 and 2 above, are hereby deleted and replaced with “The Geo Group”.

     4. All references to “Wackenhut Corrections Corporation” in the Plan not otherwise amended pursuant to 1 and 2 above, are hereby deleted and replaced with “The Geo Group, Inc.”

     5. Section 1.5 is hereby amended by deleting the first sentence and replacing it with the following text:

“1.5. Disability. A situation where a Participant, by reason of a physical or mental impairment that can be expected to result in death or be expected to last for a continuous period of not less than 12 months: (a) is unable to engage in any substantial gainful activity, or (b) is receiving income replacement benefits for a period of not less than 3 months under an accident or health plan sponsored by the Employer.

     6. Section 4.2 is hereby amended by deleting the text therein in its entirety and replacing it with the following text:

“4.2. Early Retirement. If a Participant (i) has at least twenty (20) years of service with the Employer and is at least age 55, he or she may elect to retire and commence the payment of Benefits at any time before age 65, but the amount of the Benefits otherwise payable to the Participant shall be reduced by a factor of

4% for each year (or fraction thereof) that the commencement of the Participant’s Benefit is before Normal Retirement Age. The Benefit Calculation provided in Sections 3.1 or 3.3 would be made using an estimated amount of social security which would be payable to the Participant at age 65. The following is an example of the Benefit Computation.

Example

An Executive retires early at age 62 with twenty-two (22) years of service. His FAS is $200,000 and his estimated social security entitled at age 65 is $14,400 annually.

1.8% x 22 x $200,000	=	$79,200
Less estimated Social Security		-144400

Benefit that is payable at age 65		$64,800
Early retirement factor 100% -3(4%)	=	x 88%
Annual Benefit payable at age 62		$57,024

Monthly payment for life		$4,752”

4.2.1. Terminated Vested. If a Participant is at least age 55 and has at least ten (10) years of service with the Employer, he or she may elect to terminate employment at any time before 65, and be eligible to commence the payment of Benefits at Normal Retirement Age based on his or her years of service at termination of employment and determined under the applicable Benefit Formula provided in either Section 3.1 or 3.3 and subject to the optional forms of payment in Sections 4.1.1, 4.1.2 and 4.1.3 above.

     7. Section 5.1 is hereby amended by deleting the text therein in its entirety and replacing it with the following text:

“5.1 The Committee. The Plan will be administered by the GEO Corporate Retirement Committee (the Committee) comprised of the Chairman of the Board of Directors, the President, the Chief Financial Officer, the Vice President, Human Resources and the General Counsel of GEO.”

     8. NOW, THEREFORE, officers of the Corporation are hereby authorized and empowered to make those additional changes necessary to the Plan to bring the Plan into compliance with the provisions of the American Jobs Creation Act of 2004 and new Code Section 409A.

     IN WITNESS WHEREOF, this Amendment is executed as of the 10th day of February, 2005.

THE GEO GROUP, INC.
By:	/s/ John J. Bulfin
	Name:	John J. Bulfin
	Title:	Senior Vice President and General Counsel